                                                                   EXHIBIT 4.10


THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT.

No. of Shares of Common Stock:____________           Warrant No. S-_____________

                                    WARRANT

                          To Purchase Common Stock of

                             Level 8 Systems, Inc.

          THIS IS TO CERTIFY THAT ___________ ("Holder"), or its registered
                                                ------
assigns, is entitled, at any time prior to the Expiration Date (as hereinafter defined), to purchase from Level 8 Systems, Inc., a Delaware corporation ("Company"), _____________ shares of Common Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, including fractional parts, at a purchase price of $30.00 per share, all on the terms and conditions and pursuant to the provisions hereinafter set forth.

1.   DEFINITIONS
     -----------

          As used in this Warrant, the following terms have the respective meanings set forth below:

          "Additional Shares of Common Stock" shall mean all shares of Common
           ---------------------------------
Stock issued by Company after the Closing Date, other than Warrant Stock.

          "Business Day" shall mean any day that is not a Saturday or Sunday or
           ------------
a day on which banks are required or permitted to be closed in the State of New York.

          "Closing Date" shall have the meaning set forth in the Merger
           ------------
Agreement.

          "Commission" shall mean the Securities and Exchange Commission or any
           ----------
other federal agency then administering the Securities Act and other federal securities laws.

          "Common Stock" shall mean (except where the context otherwise
           ------------
indicates) the common stock, $0.001 par value, of Company as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 4.4) received by or distributed to the holders of Common Stock of Company in the circumstances contemplated by Section 4.4.

          "Convertible Securities" shall mean evidences of indebtedness, shares
           ----------------------
of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

          "Current Market Price" shall mean, in respect of any share of Common
           --------------------
Stock on any date herein specified, the Appraised Value per share of Common Stock as at such date, or so long as there shall be a public market for the Common Stock the average of the daily market prices for thirty (30) consecutive Business Days commencing forty-five (45) days before such date. The daily market price for each such Business Day shall be (i) the last sale price on such day on the NASDAQ National Market System ("NASDAQ") or the principal stock exchange on which such Common Stock is listed or admitted to trading, (ii) if no sale takes place on such day on NASDAQ or any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on NASDAQ or any such exchange, (iii) if the Common Stock is not then listed or admitted to trading on NASDAQ or any stock exchange, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the NASD selected mutually by the Majority Holders and Company or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by the Majority Holders and one of which shall be selected by Company.

          "Current Warrant Price" shall mean, in respect of a share of Common
           ---------------------
Stock at any date herein specified, $30.00 per share of Common Stock as of the date hereof, subject to adjustment as provided herein.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

          "Exercise Period" shall mean the period during which this Warrant is
           ---------------
exercisable pursuant to Section 2.1.

          "Expiration Date" shall mean ______________, 2003.
           ---------------

          "GAAP" shall mean generally accepted accounting principles in the
           ----
United States of America as from time to time in effect.

          "Holder" shall mean the Person in whose name the Warrant set forth
           ------
herein is registered on the books of Company maintained for such purpose.

          "Majority Holders" shall mean the holders of Warrants exercisable for
           ----------------
in excess of fifty (50%) percent of the aggregate number of shares of Common Stock then purchasable upon exercise of all Warrants, whether or not then exercisable.

          "Merger Agreement" shall mean the Agreement and Plan of Merger dated
           ----------------
as of October 2, 2000, by and among Company, Level 8 Technologies Acquisition Corp. and StarQuest Software, Inc.

          "NASD" shall mean the National Association of Securities Dealers,
           ----
Inc., or any successor corporation thereto.

          "Other Property" shall have the meaning set forth in Section 4.4.
           --------------

          "Outstanding" shall mean, when used with reference to Common Stock, at
           -----------
any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

          "Person" shall mean any individual, sole proprietorship, partnership,
           ------
limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          "Restricted Common Stock" shall mean shares of Common Stock which are,
           -----------------------
or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 9.1(a).

          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Transfer" shall mean any disposition of any Warrant or Warrant Stock
           --------
or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

          "Transfer Notice" shall have the meaning set forth in Section 9.2.
           ---------------

          "Warrants" shall mean this Warrant and all warrants issued upon
           --------
transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

          "Warrant Price" shall mean an amount equal to (i) the number of shares
           -------------
of Common Stock being purchased upon exercise of this Warrant pursuant to
Section 2.1, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

          "Warrant Stock" shall mean the shares of Common Stock purchased by the
           -------------
holders of the Warrants upon the exercise thereof.

2.  EXERCISE OF WARRANT
    -------------------

     2.1. Manner of Exercise.  From and after the Closing Date and until 5:00
          ------------------
P.M., New York time, on the Expiration Date, Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder.

          In order to exercise this Warrant, in whole or in part, Holder shall deliver to Company at its principal office at 8000 Regency Parkway, Cary, North Carolina 27511 or at the office or agency designated by Company pursuant to
Section 12, (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased,
(ii) payment of the Warrant Price and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by Holder or its agent or attorney. Upon
           ---------
receipt thereof, Company shall, as promptly as practicable, and in any event within ten (10) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in the notice and shall be registered in the name of Holder or, subject to Section 9, such other name as shall be designated in the notice.
This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the cash or check or checks and this Warrant, is received by Company as described above and all taxes required to be paid by Holder, if any, pursuant to
Section 2.2 prior to the issuance of such shares have been paid. If this Warrant shall have been exercised in part, Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder. Notwithstanding any provision herein to the contrary, Company shall not be required to register shares in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Stock otherwise than in accordance with this Warrant.

          Payment of the Warrant Price shall be made at the option of the Holder by (i) wire transfer to an account designated by Company, (ii) certified or official bank check, and/or (iii) by the Holder's surrender to Company of that number of shares of Warrant Stock (or the right to receive such number of shares) or shares of Common Stock having an aggregate Current Market Price equal to or greater than the Current Warrant Price for all shares then being purchased (including those being surrendered), or (iv) any combination thereof, duly endorsed by or accompanied by appropriate instruments of transfer duly executed by Holder or by Holder's attorney duly authorized in writing.

     2.2. Payment of Taxes.  All shares of Common Stock issuable upon the
          ----------------
exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable and without any preemptive rights. Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon Holder, in which case such taxes or charges shall be paid by Holder. Holder or its transferee shall pay any transfer tax due and payable in respect of a transfer of this Warrant or the Warrant Stock to a party other than Holder.

     2.3. Fractional Shares.  Company shall not be required to issue a
          -----------------
fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of (x) the Current Market Price per share of Common Stock on the date of exercise, so long as there continues to be a public market for the Common Stock, or (y) in the event there is no public market for the Common Stock, the fair market value thereof as reasonably determined by the Board of Directors of Company.

     2.4. Continued Validity.  A holder of shares of Common Stock issued upon
          ------------------
the exercise of this Warrant, in whole or in part (other than a holder who acquires such shares after the same have been publicly sold pursuant to a Registration Statement under the Securities Act or sold pursuant to Rule 144 thereunder), shall continue to be entitled to all rights, and subject to all obligations, to which it would have been entitled or obligated, as applicable, as Holder under Sections 9, 10 and 15 of this Warrant. Company will, at the time of each exercise of this Warrant, in whole or in part, upon the request of the holder of the shares of Common Stock issued upon such exercise hereof, acknowledge in writing, in form reasonably satisfactory to such holder, its continuing obligation to afford to such holder all such rights; provided,
                                                                --------
however, that if such holder shall fail to make any such request, such failure
-------
shall not affect the continuing obligation of Company to afford to such holder all such rights.

3. TRANSFER, DIVISION AND COMBINATION
   ----------------------------------

     3.1. Transfer.  Subject to compliance with Section 9, transfer of this
          --------
Warrant and all rights hereunder, in whole or in part, shall be registered on the books of Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of Company referred to in Section 2.1 or the office or agency designated by Company pursuant to Section 12, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto
                                                                ---------
duly executed by Holder or its agent or attorney. Upon such surrender, Company shall, subject to Section 9, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.

A Warrant, if properly assigned in compliance with Section 9, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

     3.2. Division and Combination.  Subject to Section 9, this Warrant may be
          ------------------------
divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section 3.1 and with Section 9, as to any transfer which may be involved in such division or combination, Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

     3.3. Expenses.  Company shall prepare, issue and deliver at its own expense
          --------
the new Warrant or Warrants to be delivered under this Section 3.

     3.4. Maintenance of Books.  Company agrees to maintain, at its aforesaid
          --------------------
office or agency, books for the registration and the registration of transfer of the Warrants.

4. ADJUSTMENTS
   -----------

          The number of shares of Common Stock for which this Warrant is exercisable, or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

     4.1. Stock Dividends, Subdivisions and Combinations.  If at any time
          ----------------------------------------------
Company shall:

          (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

          (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

          (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

     4.2. Certain Other Distributions.  If at any time the Company shall take a
          ---------------------------
record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

          (a)  cash,

          (b) any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock), or

          (c) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock),

then (i) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment by a fraction (A) the numerator of which shall be the Current Market Price per share of Common Stock at the date of taking such record and (B) the denominator of which shall be such Current Market Price per share of Common Stock minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of Company) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.1.

     4.3. Other Provisions Applicable to Adjustments under this Section.  The
          -------------------------------------------------------------
following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price provided for in this Section 4:

          (a)  When Adjustments to Be Made. The adjustments required by this
               ---------------------------
Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of Common Stock, as provided for in Section 4.1) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

          (b)  Fractional Interests. In computing adjustments under this Section
               --------------------
4, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share.

          (c)  When Adjustment Not Required. If Company shall take a record of
               ----------------------------
the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

          (d)  Escrow of Warrant Stock. If after any property becomes
               -----------------------
distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and Holder exercises this Warrant, any Additional Shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for Holder by Company to be issued to Holder upon and to the extent that the event actually takes place, upon payment of the then Current Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by Company and escrowed property returned.

     4.4. Reorganization, Reclassification, Merger, Consolidation or Disposition
          ----------------------------------------------------------------------
of Assets.  In case Company shall reorganize its capital, reclassify its capital
---------
stock, consolidate or merge with or into another corporation or other business entity (where Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation or other business entity and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed
                        --------------
to the holders of Common Stock of Company, then each Holder shall have the right thereafter to receive, upon exercise of such Warrant, the number of shares of common stock of the successor or acquiring corporation or of Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than Company) or other business entity shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of Company) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.4, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

5.  NOTICES TO WARRANT HOLDERS
    --------------------------

     5.1. Notice of Adjustments.  Whenever the number of shares of Common Stock
          ---------------------
for which this Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 4, Company shall forthwith prepare a certificate to be executed by the chief financial officer of Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of Company determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Section 4.2) specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.4) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 15.2. Company shall keep at its office or agency designated pursuant to Section 12 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.

     5.2. Notice of Corporate Action.  If at any time
          --------------------------

          (a) Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of Company) or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) there shall be any capital reorganization of Company, any reclassification or recapitalization of the capital stock of Company or any consolidation or merger of Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of Company to, another corporation, or

          (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of Company;

then, in any one or more of such cases, Company shall give to Holder (i) at least ten (10) days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least ten (10) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (B) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of Company and delivered in accordance with Section 15.2.

6.  NO IMPAIRMENT
    -------------

          Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable Company to perform its obligations under this Warrant.

          Upon the reasonable request of Holder, Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form reasonably satisfactory to Holder, the continuing validity of this Warrant and the obligations of Company hereunder.

7.  RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL
    ----------------------------------------------------------------------------
OF ANY GOVERNMENTAL AUTHORITY
-----------------------------

          From and after the Closing Date, Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

          Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, Company shall take any corporate action which may be necessary in order that Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Current Warrant Price.

          Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Current Warrant Price, Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

          If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority or other governmental approval or filing under any federal or state law (otherwise than as provided in Section 9) before such shares may be so issued, Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

8.  TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS
    --------------------------------------------------

          In the case of all dividends or other distributions by Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, Company will in each such case take such a record and will take such record as of the close of business on a Business Day. Company will not at any time, except upon dissolution, liquidation or winding up of Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

9.  RESTRICTIONS ON TRANSFERABILITY
    -------------------------------

          The Warrants and the Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this
Section 9, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant or any Warrant Stock; provided, however, that any Holder may Transfer the Warrants
                   --------  -------
and/or any Warrant Stock to an "affiliate", as that term is defined for purposes of Rule 145 of the Rules and Regulations of the Commission under the Securities Act of 1933, as amended. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 9.

     9.1. Restrictive Legend.  i) Except as otherwise provided in this Section
          ------------------
9, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                    "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and are subject to the conditions specified in a certain Warrant dated ____________, 2000, originally issued by [Level 8 Systems, Inc.]. No transfer of the shares represented by this certificate shall be valid or effective until such conditions have been fulfilled. A copy of the form of said Warrant is on file with the Secretary of [Parent]. The holder of this certificate, by acceptance of this certificate, agrees to be bound by the provisions of such Warrant."

          (a) Except as otherwise provided in this Section 9, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

                    "This Warrant and the securities represented hereby have not been registered under the Securities Act of 1933, as amended, and shall not be transferred in violation of such Act, the rules and regulations thereunder or the provisions of this Warrant."

     9.2. Notice of Proposed Transfers.  Prior to or promptly following any
          ----------------------------
Transfer of any Warrants or any shares of Restricted Common stock, the holder of such Warrants or Restricted Common Stock shall give written notice (a "Transfer
                                                                       --------
Notice") to Company of such Transfer.  Each certificate, if any, evidencing such
------
shares of Restricted Common Stock issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(a), and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(b), unless (a) such shares of Common Stock have been effectively registered under the Securities Act or (b) in the opinion of counsel to such holder which is reasonably acceptable to Company such legend is not required in order to ensure compliance with the Securities Act.

     9.3. Termination of Restrictions.  Notwithstanding the foregoing provisions
          ---------------------------
of Section 9, the restrictions imposed by this Section upon the transferability of the Warrants, the Warrant Stock and the Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) and the legend requirements of
Section 9.1 shall terminate as to any particular Warrant or share of Warrant Stock or Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) (a) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (b) when such shares may be sold pursuant to Rule 144 of the Securities Act or otherwise transferred without registration thereof under the Securities Act and Company shall have received an opinion of counsel reasonably satisfactory to it, including an opinion of in-house counsel to the Holder, that such shares may be transferred without registration thereof under the Securities Act. Whenever the restrictions imposed by Section 9 shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from Company, at the expense of Company, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

                    "THE RESTRICTIONS ON TRANSFERABILITY OF THE
          WITHIN WARRANT CONTAINED IN SECTION 9 HEREOF TERMINATED
          ON ________, 20__, AND ARE OF NO FURTHER FORCE AND
          EFFECT."

All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Whenever the restrictions imposed by this Section shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the holder thereof shall be entitled to receive from Company, at Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 9.1(a).

     9.4. Additional Listing.  The Company will, at its expense, list thereon,
          ------------------
maintain and, when necessary, increase such listing of, all shares of Common Stock issued or, to the extent permissible under the applicable securities exchange rules, issuable upon the exercise of this Warrant so long as any shares of Common Stock shall be listed on NASDAQ or any national securities exchange during the Exercise Period.

10.  SUPPLYING INFORMATION
     ---------------------

          Company shall cooperate with each Holder of a Warrant and each holder of Restricted Common Stock in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.

11.  LOSS OR MUTILATION
     ------------------

          Upon receipt by Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it, and in case of mutilation upon surrender and cancellation hereof, Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided,
                                                                       --------
in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to Company for cancellation.

12.  OFFICE OF COMPANY
     -----------------

          As long as any of the Warrants remain outstanding, Company shall maintain an office or agency (which may be the principal executive offices of Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

13.  FILINGS
     -------

          So long as Company has a class of equity securities registered pursuant to Section 12 of the Exchange Act, Company will file on or before the required date all regular or periodic reports (pursuant to the Exchange Act) required to be filed with the Commission pursuant to the Exchange Act and will deliver to Holder promptly upon their becoming available (unless such reports are available through the Commission's EDGAR system) one copy of each report, notice or proxy statement sent by Company to its stockholders generally, and of each regular or periodic report (pursuant to the Exchange Act) and any Registration Statement, prospectus or written communication (other than transmittal letters) (pursuant to the Securities Act), filed by Company with (a) the Commission or (b) any securities exchange on which shares of Common Stock are listed.

14.  NO RIGHTS AS STOCKHOLDER; LIMITATION OF LIABILITY
     -------------------------------------------------

          Except as otherwise provided herein, this Warrant shall not entitle the Holder to any rights as a stockholder of Company, including, without limitation, the right to vote, to receive dividends and other distributions or to receive notice of or attend meetings of stockholders or any other proceedings of Company unless and to the extent exercised for shares of Common Stock in accordance with the terms hereof. No provision hereof, in the absence of affirmative action by Holder to exercise its rights to purchase shares of Common Stock hereunder, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of Company, whether such liability is asserted by Company or by creditors of Company.

15. MISCELLANEOUS
    -------------

     15.1. Nonwaiver and Expenses.  No course of dealing or any delay or failure
           ----------------------
to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies. If Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

     15.2. Notice Generally.  Any notice, demand, request, consent, approval,
           ----------------
declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

           (a) If to any Holder or holder of Warrant Stock, at its last known address appearing on the books of Company maintained for such purpose.

           (b) If to Company at

                    Level 8 Systems, Inc.
                    8000 Regency Parkway
                    Cary, North Carolina  27511
                    Attention: Dennis McKinnie
                    Telecopy Number: (919) 461-2690

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.

     15.3. Remedies.  Each holder of Warrant and Warrant Stock, in addition to
           --------
being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under Section 9 of this Warrant. Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of Section 9 of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     15.4. Successors and Assigns. Subject to the provisions of Sections 3.1 and
           ----------------------
9, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and, with respect to Section 9 hereof, holders of Warrant Stock, and shall be enforceable by any such Holder or holder of Warrant Stock.

     15.5. Amendment.  This Warrant and all other Warrants may be modified or
           ---------
amended or the provisions hereof waived with the written consent of Company and the Majority Holders, provided that no such Warrant may be modified or amended
                      --------
to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the prior written consent of the Holder thereof.

     15.6. Severability. Wherever possible, each provision of this Warrant shall
           ------------
be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

     15.7. Headings.  The headings used in this Warrant are for the convenience
           --------
of reference only and shall not, for any purpose, be deemed a part of this Warrant.

     15.8. Governing Law.  This Warrant shall be governed by the laws of the
           -------------
State of Delaware, without regard to the provisions thereof relating to conflict of laws.

          IN WITNESS WHEREOF, Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

Dated:  ______________ __, 2000

                                        [LEVEL 8 SYSTEMS, INC.]



                                        By:___________________________

                                            Name:
                                            Title:

                                   EXHIBIT A
                                   ---------

                               SUBSCRIPTION FORM

[To be executed only upon exercise of Warrant]

          The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of ______ Shares of Common Stock of [LEVEL 8 SYSTEMS, INC.] and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _____________ whose address is _________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.




                                        _______________________________
                                        (Name of Registered Owner)


                                        _______________________________
                                        (Signature of Registered Owner)


                                        _______________________________
                                        (Street Address)


                                        _______________________________
                                        (City)  (State)    (Zip Code)

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                   EXHIBIT B
                                   ---------

                                ASSIGNMENT FORM

          FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee                           No. of Shares of
----------------------------                           ----------------
                                                       Common Stock
                                                       ------------



and does hereby irrevocably constitute and appoint _____________________________ attorney-in-fact to register such transfer on the books of [LEVEL 8 SYSTEMS, INC.] maintained for the purpose, with full power of substitution in the premises.

Dated:__________________                     Print Name:________________________

                                             Signature:_________________________

                                             Witness:___________________________

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.